UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, SAB Biotherapeutics, Inc. (the “Company” or “SAB”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Omnibus Equity Incentive Plan, as amended (the “Plan”) to, among other things, (i) increase the maximum number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) available to Plan participants thereunder by 24,180,000 shares to an aggregate of 31,932,466 shares, and (ii) increase the maximum number of additional shares available for issuance pursuant to the annual evergreen increase from 10,000,000 shares to 73,750,000 shares (the “Plan Amendment Proposal”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The total number of shares of Common Stock entitled to vote at the Special Meeting was 11,099,061 shares (on an as-converted to Common Stock basis), consisting of 10,411,061 shares of Common Stock outstanding as of the record date and 688 shares of Series A Preferred Stock, par value $0.0001 per share outstanding and entitled to vote as of the record date (“Series A Preferred Stock”).

There were 6,053,045 shares present in person or by proxy at the Special Meeting, which represented approximately 54.5% of the outstanding shares entitled to vote at the Special Meeting (including shares of Series A Preferred Stock on an as-converted basis) and which constituted a quorum for the transaction of business.

At the Special Meeting, the stockholders voted to:

(1)
approve the potential issuance in excess of 19.99% of the Company’s outstanding Common Stock upon the conversion of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may deemed a “change of control” under Nasdaq Listing Rule 5635, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock governing the Series B Preferred Stock (the “Series B Nasdaq Conversion Proposal”); and

(2)
approve the Plan Amendment to, among other things, (i) increase the maximum number of shares of Common Stock available to Plan participants thereunder by 24,180,000 shares to an aggregate of 31,932,466 shares, and (ii) increase the maximum number of additional shares available for issuance pursuant to the annual evergreen increase from 10,000,000 shares to 73,750,000 shares.

The voting results on these proposals were as follows:

Proposal 1: Approval of Series B Nasdaq Conversion Proposal

Votes For	Votes Against	Abstentions
5,502,026	515,275	35,744

The proposal was approved.

Proposal 2: Approval of Plan Amendment Proposal

Votes For	Votes Against	Abstentions
5,089,862	951,598	11,585

The proposal was approved.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2021 Omnibus Equity Incentive Plan, as amended
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	September 26, 2025	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer